Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1 is a part, of the report dated October 24, 2016 relative to the financial statements of Xiangtian (USA) Air Power Co., Ltd. as of July 31, 2016 and 2015 and for each of the years in the two-year period ended July 31, 2016.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

/s/Yichien Yeh, CPA
Yichien Yeh, CPA
Oakland Gardens, New York
January 23, 2017